UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 March 22, 2017

ELITE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-197384	32-0415962
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4760 Preston Rd #244-114

Frisco, Texas 75034

 (Address of principal executive offices)

469-777-3370

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Crown Bridge Partners, LLC

On March 29, 2017, the Company completed the closing of a private placement financing transaction (the “Transaction”) with Crown Bridge Partners, LLC (“CB”), pursuant to a Securities Purchase Agreement (the “CB Purchase Agreement”). Pursuant to the CB Purchase Agreement, CB purchased a 12% Convertible Redeemable Note (the “CB Note”) in the aggregate principal amount of $105,000.00, comprised of three tranches in the amount of $35,000.00 each. The first tranche was paid for by CB on March 31, 2017, whereby the Company received proceeds of $29,000.00 which excluded transaction costs, fees, and expenses.

Principal and interest is due and payable March 31, 2018, and the CB Note is convertible into shares of the Company’s common stock at any time at the discretion of CB at the lowest closing bid price during the twenty five (25) prior trading days including the day upon which a notice of conversion is received by the Company multiplied by fifty percent (50%), representing a fifty percent (50%) discount.

The foregoing description of the CB Purchase Agreement and the CB Note does not purport to be complete and is qualified in its entirety by reference to the full text of each document, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On March 22, 2017, the Company, issued 4,047,490 shares to LG Capital Funding (“LG”) upon receipt of LG’s conversion notice of $8,000 of principal and $499.39 of accrued and unpaid interest. The shares were issued at $0.0021 per share. In conjunction with this issuance, the $40,700 note dated June 19, 2016, has been paid in full.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1 10.2

Securities Purchase Agreement dated March 29, 2017 by and between Elite Group, Inc. and Crown Bridge Partners, LLC.

Convertible Redeemable Note dated March 29, 2017, by and between Elite Group, Inc. and Crown Bridge Partners, LLC.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 21, 2017

Elite Group, Inc.

/s/  Terrence A Tecco

——————————————

By: Terrence A Tecco

Title: President

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